PNM Resources

Alvarado Square

Albuquerque, NM 87158

www.pnmresources.com

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO § 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2010, for PNM Resources, Inc. (“Company”), as filed with the Securities and Exchange Commission on August 9, 2010 (“Report”), I, Patricia K. Collawn, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2010	By:	/s/ Patricia K. Collawn
Patricia K. Collawn
President and Chief Executive Officer
PNM Resources, Inc.